1996 STOCK PURCHASE AWARD AGREEMENT


      THIS STOCK PURCHASE AWARD AGREEMENT executed this ______ day of _______________, 1996, is effective as of January 1, 1996 and documents the grant of a stock purchase award pursuant to action of the compensation committee (the "Committee") appointed by the board of directors (the "Board") of Regency Realty Corporation (the "Company") to ___________ (the "Participant") subject to the terms and conditions of the Regency Realty Corporation 1993 Long Term Omnibus Plan (the "Plan") and the terms and conditions set forth herein.

                             W I T N E S S E T H:

      WHEREAS, the purpose of the Plan is to permit Awards under the Plan to be granted to certain employees of the Company and its Affiliates and to further specify the terms and conditions under which such individuals may receive such Awards;

      WHEREAS, the Participant is now employed or engaged by the Company or an Affiliate in a key employee capacity and the Company desires him or her to remain in such capacity, and to secure or increase his or her ownership of Shares in order to increase his or her incentive and personal interest in the success and growth of the Company;

      WHEREAS, the Company wishes to grant the Participant a stock purchase award for the purchase of shares of Company stock under the Plan financed by a loan from the Company;

      WHEREAS, defined terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

      NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

      1. Grant of Stock Purchase Award. The Company, pursuant to action of the Committee, has offered to the Participant, as of January 1, 1996, the right to purchase up to _________ shares (the "Shares") of the Company's common stock at $16.75 per share (the "Purchase Price").

      2. Exercise of Stock Purchase Award. The Participant has accepted the award and is delivering contemporaneously herewith to the Company the promissory note described in Section , the stock pledge agreement described in Section and a check for five percent (5%) of the Purchase Price of the Shares. The Shares purchased pursuant to this Agreement were issued as of January 1, 1996

      3.    Stock Purchase Loan.

            (a) Grant of Loan. The Company has provided a loan to the Participant for ninety-five percent (95%) of the Purchase Price (the "Loan"), and the Participant is executing


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and delivering to the Company  contemporaneously  herewith a Promissory  Note in the form attached as Exhibit 1 (the "Note").

            (b) 1996  Management  Stock Pledge  Agreement.  The  Participant  is
executing and delivering to the Company contemporaneously herewith a 1996 Management Stock Pledge Agreement, pledging the Participant's Shares as collateral for the Note in the form attached as Exhibit 2.

            (c) Dividends. Any dividends paid by the Company with respect to the Shares subject to the 1996 Management Stock Pledge Agreement shall be automatically credited against amounts then due under the Note, but any dividends in excess of amounts then due under the Note shall be paid to the Participant and shall not be applied to prepay the Note unless the Participant directs otherwise.

      4.    Loan Forgiveness.

    (a)   The following definitions shall apply for purposes of this Section 4:

      "Cumulative Dividend Yield" for a fiscal year, which shall be expressed to the nearest tenth of a percentage point, means total cash dividends paid since December 31, 1995 through the fiscal year in question, divided by the Initial Price for fiscal 1996.

      "Cumulative Percentage Stock Price Change" for a fiscal year, which shall be expressed to the nearest tenth of a percentage point, means the Current Price for the fiscal year divided by the Initial Price for fiscal 1996.

      "Cumulative Total Shareholder Return" for a fiscal year means (i) the sum of (x) the Cumulative Percentage Stock Price Change, plus (y) the Cumulative Dividend Yield, divided by (ii) the number of full fiscal years that have elapsed since December 31, 1995.

      "Current Price" for a fiscal year means the average closing price of the Common Stock on the New York Stock Exchange during the fourth quarter of the fiscal year.

      "Dividend Yield" for a fiscal year, which shall be expressed to the nearest tenth of a percentage point, means total cash dividends paid during the fiscal year divided by the Initial Price for the fiscal year.

      "Funds from Operations" shall be as reported by the Company in its periodic reports filed with the Securities and Exchange Commission, or if no figures for Funds from Operations are so reported, "Funds from Operations" shall be as computed by the Company from time to time for internal purposes. In the event of any change from one fiscal year to another in how the Company computes Funds from Operations, the Compensation Committee shall, in its sole discretion, determine the method for taking account of the change so that Funds from Operations for purposes of this Section 4 will be measured on an equitable basis from year to year.


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



      "Initial Price" for a fiscal year means the average closing price of the Common Stock on the New York Stock Exchange during the fourth quarter of the immediately preceding fiscal year.

      "Percentage Stock Price Change" for a fiscal year, which shall be expressed to the nearest tenth of a percentage point, means the Current Price divided by the Initial Price.

      "Total Shareholder Return" for a fiscal year means the sum of (1) the Percentage Stock Price change for the fiscal year, plus (2) the Dividend Yield for the fiscal year.

            (b) Promptly following the completion of the annual audit of the Company's financial statements each year, five percent (5%) of the original principal amount of the Note shall be forgiven retroactive to January 1 of such year beginning January 1, 1997 if any of the following events shall have occurred for the most recent fiscal year (and if more than one such event shall have occurred, an additional five percent (5%) shall be forgiven for each such event that shall have occurred for such fiscal year):

      (i) Funds from Operations for the fiscal year increased by at least seven percent (7%) over Funds from Operations for the immediately preceding fiscal year;

      (ii) Total Shareholder Return for the fiscal year was at least fifteen percent (15%); or

      (iii) Cumulative Total Shareholder Return through the end of such fiscal year was at least twenty percent (20%).

For example, if for fiscal 1996 (a) the Initial Price is $17, (b) the Current Price is $20, and (c) cash dividends of $1.76 are paid in 1996, then:

      o the Percentage Stock Price Change would be [$20 minus $17 divided by $17 times 100], or 17.6%;

      o  the Dividend Yield would be [$1.76 divided by $17 times 100], or 10.4%;

      o     Total Shareholder Return would be [17.6% plus 10.4%], or 28%; and

      o Cumulative Total Shareholder Return would be [17.6% plus 10.4% / by 1], or 28%.

Assume further that Funds from Operations increase by 10% in fiscal 1996 over fiscal 1995. If the original principal amount of the Note were $100,000, a total of $15,000 would be forgiven as of January 1, 1997: (1) $5,000 because Funds from Operations increased by more than 7%, (1) $5,000 because Total Shareholder Return was more than 15%, and (3) $5,000 because Cumulative Total Shareholder Return was more than 20%.


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



            (c) In the  event  that no  forgiveness  occurs  for one (1) or more fiscal years (each a "Non-Performance Year") because Funds from Operations and/or Total Shareholder Return did not achieve the required level(s) but in a subsequent fiscal year ("Catch-Up Year"), regardless of whether or not consecutive, the increase in Funds from Operations and/or Total Shareholder Return is such that Funds from Operations and/or Total Shareholder Return have reached a level for the Catch-Up Year that would have been attained had Funds from Operations and/or Total Shareholder Return been sufficient to result in forgiveness for the Non-Performance Year(s) and the Catch-Up Year, then in such event an additional five percent (5%) or ten percent (10%) of the original principal amount of the Note for each applicable Non-Performance Year shall be forgiven as of January 1 of the Catch-Up Year, depending on whether the increase is in Funds from Operations and/or Total Shareholder Return. For example, if Funds from Operations increases two percent (2%) in 1996 but increases twelve and one-quarter percent (12.25%) in 1997, Funds from Operations in 1997 will have attained the same level it would have attained had it increased seven percent (7%) in 1996 and seven percent (7%) in 1997. Accordingly, ten percent (10%) of the original principal amount of the Note would be forgiven as of January 1, 1997 instead of five percent (5%).

            (d) In addition, in the event that forgiveness does not occur for one or more fiscal years because Cumulative Total Shareholder Return did not reach twenty percent (20%) as of the end of such fiscal year(s), but in a subsequent fiscal year Cumulative Total Shareholder Return reaches twenty percent (20%), then in such event five percent (5%) of the original principal amount of the Note shall be forgiven, plus an additional five percent (5%) for each such other fiscal year for which no forgiveness had previously taken place by reason of Cumulative Shareholder Return being less than twenty percent (20%) as of the end of such fiscal year.

            (e) The remaining amount outstanding under the Note shall be forgiven in full upon the occurrence of any of the following events:

      (i) The approval by the Company's shareholders of any plan or proposal for the liquidation or dissolution of the Company; or

      (ii) Any merger, consolidation or share exchange pursuant to which the holders of the Company's common stock receive consideration in exchange for such common stock other than capital stock listed for trading on a national securities exchange or the Nasdaq National Market.

            (f) Forgiveness shall be limited to the aggregate amount outstanding under the Note.

      5. Change of Control. In the event of a Change of Control (as defined in Section ) that does not result in forgiveness in full pursuant to Section , the Note shall become nonrecourse as to the Participant, and the Company shall look only to the collateral securing the Note for the payment thereof. In the event that a Change of Control takes place by reason of a merger, consolidation or share exchange (collectively, a "Transaction") that does not result in forgiveness in full pursuant to Section , the Current Price for the year in which the

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



Transaction occurs shall be the valuation placed by the Company's investment bankers on the Company's Common Stock in the transaction, if such valuation is higher than what the Current Price would otherwise be. For example, if the Company's investment bankers valued the Company's Common Stock exchanged in a Transaction for other publicly traded securities at $25 per share and the average closing price of the Common Stock during the fourth quarter of such fiscal year was $22, the Current Price for the fiscal year in which the Transaction took place would be $25 rather than $22. Appropriate adjustments shall be made for the fiscal year in the event of a Transaction that takes place other than on the last day of the fiscal year and that does not result in forgiveness in full pursuant to Section so as to achieve comparability in the formula for forgiveness for the period before and after the Transaction.

      6.    Termination of Employment.

            (a) Definitions. For purposes of this Section , the terms "Cause," "Change of Control," "Disability" and "Good Reason" shall have the meanings ascribed to them in the Employment Agreement effective as of January 1, 1996 between the Company and the Participant, as it may be amended from time to time. Absence of the Participant on leave approved by a duly elected officer of the Company, other than the Participant, shall not be considered a termination of employment during the period of such leave.

            (b) Termination for Cause. In the event the Participant's employment with the Company is terminated for Cause, whether before or after a Change in Control, any outstanding balance under the Note must be repaid immediately on the date of termination.

            (c) Termination Without Cause or by Reason of Death. In the event that the Participant's employment (i) is terminated by the Company without Cause and no Change of Control falling within Section shall have occurred prior to such termination, or (ii) is terminated, whether before or after a Change in Control, by reason of Employee's death, the Participant shall have a period of ninety (90) days following termination without Cause or one (1) year following termination by reason of death to repay any outstanding balance under the Note, unless the repayment period is extended as provided in this Section. Repayment shall be effected by cancellation by the Company of that number of Shares pledged as collateral for the Note the closing price of which on the date of repayment equals the outstanding balance due under the Note (with a cash payment made to the Participant for any fractional Share the value of which exceeds such balance). In the event that the value of the Shares pledged as collateral is less than the outstanding balance of the Note, the due date of the Note shall be extended until the earlier of (i) the date on which the value of the Shares pledged as collateral is at least equal to the outstanding balance of the Note, or (ii) the tenth anniversary date of the Note.

            (d) Termination by Reason of Disability. In the event that the Participant's employment is terminated by reason of the Participant's Disability and no Change of Control falling within Section shall have occurred prior to such termination, no acceleration of any amounts outstanding under the Note shall occur, and the Participant shall continue to be eligible for forgiveness of the Note pursuant to Section .


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



            (e) Termination Following Certain Changes of Control. In the event that, following a Change of Control, the Participant's employment is terminated by the Company without Cause or by the Participant for Good Reason or by either party by reason of the Participant's Disability and the Change of Control is not an event described in Section , no acceleration of any amounts outstanding under the Note shall occur, and the Participant shall continue to be eligible for forgiveness of the Note pursuant to Section .

      7. Securities Law Restrictions. The Participant agrees and acknowledges with respect to any Shares that have not been registered under the Securities Act of 1933, as amended (the "Act") that (i) the Participant will not sell or otherwise dispose of such Shares except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (ii) a legend will be placed on the certificates for the Shares to such effect.

      8. Tax Withholding. The Participant agrees that the Participant shall pay to the Company upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of any forgiveness of any portion of the Note.

      9. Power of Company Not Affected. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment of the Company or any Affiliate, or interfere with or limit in any way the right of the Company or any Affiliate to terminate the Participant's employment at any time.

      10.   Miscellaneous.

            (a) This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed therein between residents thereof.

            (b) This Agreement may not be amended or modified except by the written consent of the parties hereto.

            (c) The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

            (d) Any notice, filing or delivery hereunder or with respect to Shares shall be given to the Participant at either his usual work location or his home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 121 West Forsyth Street, Suite 200, Jacksonville, Florida 32202, Attention Corporate Secretary. All such notices shall be given by first class mail, postage prepaid, or by personal delivery.

            (e) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the personal benefit of the Participant and the personal representative(s) and heirs of the Participant.


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


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              REGENCY REALTY CORPORATION,
                              a Florida corporation


                                          By:
                                             Its ____________ President




                                          ---------------------
                                   Participant


Date of execution: _________________, 1996


FL3273.4



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